Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Innventure, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
(1)	Equity	Common Stock, par value $0.0001 per share	Other	17,636,630	$10.42	$183,773,684.60	$153.10 per $1 million	$28,135.75
Total Offering Amounts						$183,773,684.60		$28,135.75
Total Fee Offsets								—
Net Fee Due								$28,135.75
(1)The amount registered reflected in Table 1 above represents the number of shares of common stock, par value $0.0001 per share (“Common Stock”), of Innventure, Inc. (the “Registrant”) potentially deliverable pursuant to the Innventure, Inc. 2024 Equity and Incentive Compensation Plan (the “Plan”) being registered hereon. Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers such indeterminate number of additional shares of Common Stock as may become deliverable pursuant to the anti-dilution provisions of the Plan. The proposed maximum offering price per unit and the maximum aggregate offering price in Table 1 above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of $10.42, the average of the high and low sale prices of such shares on the Nasdaq Global Market on December 5, 2024, which is a date within five business days prior to filing. The total number of shares of Common Stock which may be delivered under the Plan is initially 11,022,894 shares of Common Stock. Beginning in 2025 and ending in 2034, on the first day of each fiscal year, the total number of shares of Common Stock deliverable under the Plan will increase annually by an amount equal to the lesser of (i) 3% of the shares of Common Stock outstanding on December 31 of the immediately preceding fiscal year and (ii) such smaller number of shares of Common Stock as determined by the board of directors of the Registrant. Additional shares of Common Stock are being registered on this Registration Statement to cover the additional shares of Common Stock that may be delivered under the Plan pursuant to such annual increases in 2025 and 2026. To the extent that the actual number of shares that may be offered pursuant to the Plan exceeds the number of shares registered on this Registration Statement, the Registrant will file a new registration statement to register the additional shares of Common Stock.